As filed with the Securities and Exchange Commission on August 30, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEPCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2297449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
701 Ninth Street, N.W.
Washington, D.C. 20068

(Address of principal executive offices) (Zip Code)

JANE K. STORERO
Vice President, Secretary and Assistant Treasurer
Pepco Holdings, Inc.
701 Ninth Street, N.W.
Washington, D.C. 20068
(202) 872-2000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value	6,500,000	(1)	$19.01	(2)	$123,565,000	(2)	$16,854.27

(1)
  Pursuant to Rule 416(a) under the Securities Act, the number of shares of common stock, par value $0.01 per share (“Common Stock”), of Pepco Holdings, Inc. (the “Registrant”) registered hereby is subject to adjustment to prevent dilution resulting from a stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.
(2)
  Calculated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock on August 27, 2013, as reported by the New York Stock Exchange.

PROSPECTUS

Pepco Holdings, Inc.
Direct Stock Purchase and Dividend Reinvestment Plan
Prospectus
6,500,000 Shares of Common Stock
($0.01 Par Value)
We are offering an opportunity to purchase Pepco Holdings, Inc. common stock, $0.01 par value (“Common Stock”), under our Direct Stock Purchase and Dividend Reinvestment Plan (the ‘‘Plan’’). Participation in our Plan is open to:
(1)
  stockholders of record of our Common Stock, including our employees and employees of our subsidiaries; and
(2)
  members of the general public, including our customers, who wish to join our Plan.
The price of each share of our Common Stock purchased under the Plan will be 100% of market value, determined as provided in the Plan.
Our common stock is traded on the New York Stock Exchange under the symbol “POM.” The last reported sale price of our common stock on August 29, 2013 was $18.94.
An investment in these securities involves risks and uncertainties. You should consider carefully the risk factors and other information set forth beginning on page 1 and in the reports and documents we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated by reference in this prospectus, before you decide to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is
August 30, 2013

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by the company. This prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Except as otherwise indicated herein, this prospectus speaks as of its date and does not purport to reflect any changes that may have occurred in the business of the company or the terms or administration of the Plan thereafter.

i

ii

GENERAL INFORMATION ABOUT THE DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN
This prospectus describes our Direct Stock Purchase and Dividend Reinvestment Plan, or the Plan. The Plan provides a simple and convenient method for reinvesting cash dividends or purchasing additional shares of our Common Stock. Please review the prospectus carefully and retain it for future reference.
The Plan provides the following three ways to invest in our Common Stock:
Full Dividend Reinvestment.   You may reinvest cash dividends on shares of our Common Stock you hold now and in the future by using those dividends to purchase additional Common Stock at market price. You may also purchase additional shares of Common Stock at market price by making optional cash payments of not less than $25 per payment and no more than $300,000 per calendar year.
Partial Dividend Reinvestment.   You may reinvest less than all cash dividends on shares of Common Stock you hold now and in the future by using such portion of the cash dividends to purchase additional Common Stock at market price and we will pay the remaining dividends to you in cash. You may also purchase additional shares of Common Stock, at market price, by making optional cash payments of not less than $25 per payment and no more than $300,000 per calendar year. Under the Emergency Economic Stabilization Act, passed by Congress in 2008, you must reinvest at least 10% of your dividend distribution.
Optional Cash Payments.   While continuing to receive cash dividends, you may purchase additional shares of Common Stock at market price by making optional cash payments of not less than $25 per payment and no more than $300,000 per calendar year. You may make optional cash payments by personal check or automatic deduction from your bank account online at www.amstock.com.
If you are not currently participating in the Plan and wish to do so, please complete an Enrollment Form. If your shares are registered in a name other than your own (for example, in the name of a broker or bank nominee) you may participate in the Plan by having those shares transferred into your own name, or by specifically authorizing and directing your nominee to participate in the Plan for your account. You may also enroll online at www.amstock.com. You need to know your American Stock Transfer and Trust Company ten digit account number and your social security number to gain access to your account.
If you have questions about the Plan, refer to the back cover of this Prospectus for information on contacting our transfer agent, American Stock Transfer & Trust Company, LLC.
To the extent required by applicable law in certain states, shares of Common Stock offered under the Plan to certain persons in those states are offered only through our transfer agent or a registered broker/dealer in those states.

FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our intents, beliefs, estimates and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.
The forward-looking statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein, are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our or our subsidiaries’ control and may cause actual results to differ materially from those contained in forward-looking statements:
•
  Changes in governmental policies and regulatory actions affecting the energy industry, us or one or more of our subsidiaries specifically, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities and the recovery of purchased power expenses;
•
  The outcome of pending and future rate cases and other regulatory proceedings, including (i) challenges to our base return on equity and the application of the formula rate process previously established by the Federal Energy Regulatory Commission, or FERC, for transmission services provided by our utility subsidiaries; (ii) challenges raised in our FERC proceeding seeking, among other things, recovery of all prudently incurred abandonment costs associated with the Mid-Atlantic Power Pathway project and the full return on equity previously approved by FERC with respect to such costs; and (iii) other possible disallowances of recovery of costs and expenses;
•
  The resolution of outstanding tax matters with the Internal Revenue Service related to our former cross-border energy lease investments, and the funding of any additional taxes, interest or penalties that may be due;

•
  The expenditures necessary to comply with regulatory requirements, including regulatory orders, and to implement reliability enhancement, emergency response and customer service improvement programs;
•
  Possible fines, penalties or other sanctions assessed by regulatory authorities against us or our subsidiaries;
•
  The impact of adverse publicity and media exposure which could render us or one or more of our subsidiaries vulnerable to negative customer perception and could lead to increased regulatory oversight or other sanctions;
•
  Weather conditions affecting usage and emergency restoration costs;
•
  Population growth rates and changes in demographic patterns;
•
  Changes in customer energy demand due to conservation measures and the use of more energy-efficient products;
•
  General economic conditions, including the impact of an economic downturn or recession on energy usage;
•
  Changes in and compliance with environmental and safety laws and policies;
•
  Changes in tax rates or policies;
•
  Changes in rates of inflation;
•
  Changes in accounting standards or practices;
•
  Unanticipated changes in operating expenses and capital expenditures;
•
  Rules and regulations imposed by, and decisions of, federal and/or state regulatory commissions, PJM Interconnection, LLC, the North American Electric Reliability Corporation and other applicable electric reliability organizations;
•
  Legal and administrative proceedings (whether civil or criminal) and settlements that affect our or our subsidiaries’ business and profitability;
•
  Pace of entry into new markets;
•
  Interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and
•
  Effects of geopolitical and other events, including the threat of domestic terrorism or cyber attacks.
These forward-looking statements are also qualified by, and should be read together with, the risk factors and other cautionary statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and our other filings with the Securities and Exchange Commission (‘‘SEC’’), which are incorporated by reference into this prospectus. Investors should refer to these factors and statements in evaluating the forward-looking statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein.
Any forward-looking statements speak only as to the date of the document in which they are contained and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our or our subsidiaries’ business (viewed independently or together), or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

THE COMPANY
We are a holding company that, through our regulated utility subsidiaries, is engaged primarily in the power delivery business, which includes the transmission, distribution and default supply of electricity, and, to a lesser extent, the distribution and supply of natural gas.
Our three regulated utility subsidiaries that comprise our power delivery business include Potomac Electric Power Company, or Pepco, Delmarva Power & Light Company, or DPL, and Atlantic City Electric Company, or ACE. Each of these utilities is regulated in the jurisdictions that encompass its electricity distribution service territory and by FERC, for its electricity transmission facilities. Each utility is responsible for the distribution of electricity in its service territory, for which it is paid tariff rates established by the applicable local public service commission. Each utility also supplies electricity at regulated rates to retail customers in its service territory who do not elect to purchase electricity from a competitive retail supplier. DPL also supplies and delivers natural gas to retail customers and provides transportation-only services to retail customers that purchase natural gas from another supplier.
In the aggregate, as of December 31, 2012, we distributed electricity to more than 1.8 million customers in the mid-Atlantic region and delivered natural gas to approximately 125,000 customers in Delaware. We no longer own any electric generation facilities except for 17,400 kilowatts of generating capacity owned and operated by Pepco Energy Services, Inc., our wholly owned subsidiary. Our power delivery business in 2012, 2011 and 2010, produced 94%, 93% and 94%, respectively, of our consolidated operating revenues and 85%, 79% and 87%, respectively, of our consolidated operating income.
Our utilities’ electric transmission facilities, and the rates for which they are paid for the transmission of electricity over those facilities, are regulated by FERC. These transmission facilities are interconnected with the transmission facilities of contiguous utilities and are part of an interstate power transmission grid over which electricity is transmitted throughout the mid-Atlantic portion of the United States and parts of the Midwest. Each of our utility subsidiaries is a member of the PJM Regional Transmission Organization, or PJM RTO, the regional transmission organization designated by FERC to coordinate the movement of wholesale electricity within its region.
Through our wholly owned subsidiary, Pepco Energy Services, and its subsidiaries, we provide energy savings performance contracting services primarily to government customers, and we design, construct and operate combined heat and power and central energy plants. Through Pepco Energy Services, we also provide high voltage underground transmission construction and maintenance services to customers throughout the United States, as well as low voltage electric construction and maintenance services and streetlight construction services to utilities, municipalities and other customers in the Washington, D.C. metropolitan area. In April 2013, Pepco Energy Services sold its retail natural gas supply business and in the second quarter of 2013 completed the wind-down of its retail electric supply business.
Our headquarters are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and our telephone number is (202) 872-2000.

PURPOSES, ADVANTAGES AND DISADVANTAGES OF THE PLAN, AND ELIGIBILITY
1.
  What are the purposes of the Plan?
The Plan has two purposes. First, it provides our stockholders, employees of our company and its subsidiaries and potential investors in our company with a convenient and economical method to purchase our Common Stock and reinvest cash dividends. Second, the Plan provides us with the ability to sell our authorized but unissued shares of Common Stock (or treasury shares, if any) to participants, which will provide additional equity funds for general corporate purposes.
2.
  What are the advantages of the Plan?
The advantages of the Plan include the following:
a)
  It is more economical than a traditional broker with respect to brokerage commissions, fees and service charges in connection with purchases of shares under the Plan or for participating in the Plan.
b)
  American Stock Transfer & Trust Company LLC, which is acting as custodian for shares acquired under the Plan, or any successor custodian, or a nominee for the custodian or the participants under the Plan, holds the shares purchased under the Plan in its name, and credits the shares purchased under the Plan to a separate account for each participant. This relieves you, as a participant in the Plan, of the responsibility for the safekeeping of multiple certificates for shares purchased, and it protects you against loss, theft or destruction of stock certificates. American Stock Transfer and Trust Company LLC is also the Administrator of the Plan.
c)
  As long as your account is active, you will also receive quarterly a year-to-date investment statement reflecting transactions made to your account (shares purchased, shares withdrawn, shares transferred, and shares deposited for safekeeping).
d)
  Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to your account.
You are credited with dividends on both the full and fractional shares held under the Plan.
3.
  Are there disadvantages to investing under the Plan?
Disadvantages of the Plan include the following:
a)
  No interest will be paid on funds held for you pending investment under the Plan.
b)
  There are only two Investment Periods each month. We must receive optional and initial cash investments on or before the 12th day or the 27th day of the month to be invested during the Investment Periods in that month. The Investment Periods generally commence on or about the 15th and the 30th days of the month. Monies received after the cutoff date will be held until the next Investment Period.

c)
  You have no control over the price, and, in the case of Common Stock purchased or sold in the open market, the time at which such shares are purchased or sold for your account. Be aware that the price of our Common Stock may rise or fall during the period between requesting a purchase or sale and the actual purchase or sale. You bear the market risk associated with fluctuations in the price of our Common Stock from the time you authorize a transaction until the completion of a purchase or sale of shares for your account, as described in more detail elsewhere in this prospectus.
4.
  Who is eligible to participate in the Plan?
You are eligible to participate in the Plan, provided that:
a)
  you meet the requirements for participation described under Question 6 below; and
b)
  in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to Pepco Holdings, Inc., the Plan, or such person.
If you own shares of Common Stock which are registered in someone else’s name (such as in the name of a broker, nominee, or trustee) and desire to participate in the Plan, you can join by either:
a)
  transferring those shares of Common Stock which you wish to be part of the Plan into your name, or
b)
  requesting the broker, nominee, or trustee to participate in the Plan on your behalf.
Your ability to make optional investments under the Plan through a broker, nominee, or trustee, however, may be limited depending upon the amount of optional investments made by the broker, bank or nominee for its own account or the account of other investors. Optional investments are limited to $300,000 per calendar year for each person or entity directly participating in the Plan.
ADMINISTRATION
5.
  Who administers the Plan?
Our transfer agent, American Stock Transfer & Trust Company LLC, has been appointed by us as our agent to administer the Plan, maintain records, send statements of account to participants and perform other duties relating to the Plan, subject to our direction. Our transfer agent will hold for safekeeping the shares of Common Stock acquired under the Plan for each participant until termination of participation in the Plan or receipt of a request in writing from a participant to receive certificates representing all or part of his or her Plan shares. Shares held by the agent will be registered in the name of our transfer agent or one of its nominees, as agent for participants in the Plan. Please mail inquiries and other communications relating to the Plan to the following address:
Inquiries/ Communications
American Stock Transfer and Trust Company LLC
6201 15th Avenue
Brooklyn, NY 11219
Attn: Shareholder Relations Department
For Transaction Processing
American Stock Transfer and Trust Company LLC
P.O. Box 922
Church Street Station
New York, NY 10269-0560
Attn: Administration Department
If you would rather call, you may reach American Stock Transfer by dialing 1-866-254-6502. You can also contact American Stock Transfer via e-mail. The e-mail address is info@amstock.com.
You can order or download a Plan prospectus and Enrollment Forms using the Internet at http://www.amstock.com by selecting “Direct Stock Purchase and Dividend Reinvestment Plan.”
An independent securities broker-dealer registered as such under the Exchange Act will purchase and sell shares of our Common Stock as the agent for the participants in the Plan. We will pay or deliver dividends and optional cash payments which are to be invested under the Plan to an escrowed account maintained with a bank or as directed by the independent broker-dealer, promptly following receipt. The independent broker-dealer will apply those funds to the purchase of our Common Stock at the next Investment Period.
Neither we nor our transfer agent will provide investment advice to any Participant in the Plan.
PROCEDURE FOR JOINING  —  ENROLLMENT FORMS
6.
  How and when may I enroll in the Plan?
You may enroll in the Plan by completing and signing an Enrollment Form. You can obtain an Enrollment Form by writing, by telephone, by e-mail, or by downloading a form from the Internet at http://www.amstock.com by selecting “Direct Stock Purchase and Dividend Reinvestment Plan.”
Once you have submitted a completed and signed Enrollment Form, if you are not already a stockholder, you will become a participant after our transfer agent has received and accepted a properly completed Enrollment Form, together with an initial investment of not less than $250. If you are an existing stockholder, you will become a participant by completing an Enrollment Form and returning it to our transfer agent.

If you authorize the reinvestment of dividends, your dividends will be reinvested beginning with the first dividend paid after the next dividend payment record date for our Common Stock following receipt of your properly completed Enrollment Form. Our Common Stock dividend payment record dates are normally around the tenth day of March, June, September and December.
The independent broker-dealer will invest under the Plan an optional cash payment received on or before the 12th day or the 27th day of any month with or after receipt of an Enrollment Form during the next Investment Period following receipt of the payment. Investment Periods generally commence about the 15th and the 30th day of each month and continue until the independent broker-dealer is able to complete all purchases of Common Stock required to be made under the Plan for that Investment Period. If the 15th or 30th day falls on a Saturday, Sunday or Holiday, then the investment would be made the next available business day shares are traded. An optional payment received after the 12th day or the 27th day of any month will be invested during the second succeeding Investment Period. For example, if the payment is received on the 13th day of the month, it will not be invested until the second Investment Period of the month which generally commences on the 30th day of the month. If the payment is received on the 29th day of the month, it will not be invested until the second succeeding Investment Period meaning that it would miss the Investment Period that begins on the 30th but would be eligible for the Investment Period beginning on the 15th of the following month.
You may also enroll online at www.amstock.com.
7.
  What does the Enrollment Form provide?
The Enrollment Form authorizes us to, among other things:
(a)
  Enroll you in the Plan.
(b)
  Apply the initial investment and subsequent dividends or optional payments, if any, to the reinvestment provisions of the Plan.
(c)
  To hold shares of our Common Stock for you pursuant to the Plan.
The Enrollment Form also authorizes the transfer agent to purchase shares of our Common Stock for you pursuant to the Plan through an independent broker-dealer registered as such with the SEC under the Exchange Act. As you complete the Enrollment Form, you must indicate how you wish to participate in the Plan. The following options are available:
Dividend Reinvestment Options:
Full Dividend Reinvestment.   If you choose this option, we will reinvest dividends on all shares of Common Stock registered in your name and on all shares which are subsequently acquired. We will also reinvest dividends on all shares held in your Plan account, and you are eligible to, but are not required to, make optional cash payments (see the answer to Question 9).

Partial Dividend Reinvestment.   We will continue to pay dividends to you in cash on the number of shares registered in your name specified by you on the Enrollment Form. We will reinvest dividends on all shares held in your Plan account or all other shares registered in your name. You are eligible to, but are not required to, make optional cash payments. Under the Emergency Economic Stabilization Act, passed by Congress in 2008, you must reinvest at least 10% of your dividend distribution.
No Reinvestment.   We will pay to you in cash dividends on shares registered in your name and on shares held in your Plan account. You are eligible to, but are not required to, make optional cash payments.
Optional Cash Payments.   You may use this election in combination with any of the investment options. Under this option, we will use any optional cash payments received from you to purchase additional shares of our Common Stock under the Plan (see the answer to Question 9).
Automatic Investment Option.   You may use this election in combination with any of the dividend reinvestment options. Under this option, you may authorize the deduction of payments from your checking or savings account automatically once each month, on the 12th day of the month, by electronic withdrawal for investment in the Plan as optional cash payments. Funds will be invested on the next available investment date.
As described above, you may make optional cash payments regardless of which dividend reinvestment option box is checked on the Form.
If you wish to change your method of participation in the Plan, you must file a new Enrollment Form.
We will reduce the amount of dividends reinvested by any amount which is required to be withheld for applicable taxes or under any other law.
8.
  How do I become a participant under the Plan if I am not a Pepco Holdings, Inc. stockholder or employee?
If you are not a record holder of our Common Stock, you must make a minimum initial investment of at least $250 in United States dollars with your completed initial Enrollment Form. You may make the initial investment by personal check payable to American Stock Transfer & Trust Company, LLC. Do not send cash.
We will not pay interest on funds held under the Plan pending investment. Accordingly, you should transmit funds so that they reach us on or before the 12th day or the 27th day of a month.
You may stop the investment of an initial payment (and receive a refund of that amount) by notifying us in writing, provided that we receive the written communication not later than the 12th day or the 27th day of the month in which the initial investment is to be made. No refund of a check will be made until we have collected the funds.

9.
  How do I make optional cash payments?
All Participants
Investment by Check.   After you have joined the Plan, you may make an optional cash payment, which must be in United States dollars, by mailing or delivering to our transfer agent a check payable to American Stock Transfer & Trust Company, LLC. A remittance form should accompany each payment. We will not pay interest on optional cash payments. Therefore, we recommend that you make optional payments in time to reach our transfer agent on or before the 12th day or the 27th day of any month.
Automatic Investment Option.   As an alternative to sending checks for optional cash payments, you may elect to have funds automatically withdrawn every month from your checking or savings account at a qualified financial institution. You may elect the automatic cash withdrawal option by providing the requested information on the Enrollment Form, as well as the necessary bank account and monthly withdrawal amount information, and submitting it, together with a voided blank check or checking or savings account deposit slip, to our transfer agent. You may change the amount of money authorized for withdrawal or terminate an automatic monthly withdrawal of funds by either completing and submitting to us a new Enrollment Form or writing a letter to us. Our transfer agent must receive the new Enrollment Form or letter not less than 5 business days before the effective date of a withdrawal to be effective for that withdrawal.
Minimum and Maximum Amounts for Optional Cash Payments.   Optional cash payments may differ in amount, and you are not obligated to make optional cash payments on a regular basis. An optional cash payment must be at least $25 per payment. Your optional cash payments, including the initial investment, may not exceed $300,000 in any calendar year. We will return to you payments of less than $25, and all amounts in excess of the $300,000 cumulative annual limitation.
Payments with Insufficient Funds.   AST will impose a $25 service charge for any check or other deposit for an optional cash investment that is returned unpaid. If the deposit is returned unpaid, we will consider the investment “void” and we will sell any shares credited to your account in anticipation of receiving the payment to cover the transaction and the service charge. The number of shares of Common Stock sold may exceed the number of shares purchased with the returned deposit due to fluctuations in the market price and to the service charge.
You may stop the investment of your optional cash payment (and receive a refund of any amount contributed) without withdrawing from the Plan by notifying our transfer agent in writing, provided that the written communication is received by our transfer agent no later than the 12th day or the 27th day of any month. AST will not refund an optional cash payment until we have actually collected the funds from you.

SOURCE OF SHARES — PURCHASE PRICES — INVESTMENT PERIODS
10.
  What is the source of shares purchased under the Plan?
Shares of Common Stock purchased under the Plan will be either newly issued shares or treasury shares held by us or, at our option, shares that the independent broker-dealer selected by our transfer agent purchases in the open market. The primary consideration in determining the source of shares of Common Stock for purchases under the Plan will be our desire or need to increase equity capital. If we do not desire or need to raise equity funds externally, the independent broker-dealer will purchase shares of our Common Stock in the open market for you as a Plan participant. We will not change our determination regarding the shares (that is, from issuing new shares or using treasury shares to purchasing shares in the open market) more than once in any calendar quarter. We will not exercise our right to change the source of purchases of shares of our Common Stock without a determination by our Board of Directors or our Chief Financial Officer that the need to raise additional capital has changed or that there is another valid reason for the change.
11.
  How do you determine my purchase price?
Under the Plan, the price for shares we issue (or treasury shares) will be the average of the high and low prices of our Common Stock as reported in New York Stock Exchange on the first day of the Investment Period (the 15th or 30th days of the month in which trading of our shares occur), or if our Common Stock does not trade on the New York Stock Exchange on that date, on the next day on which trading occurs.
The price for shares purchased on the open market during an Investment Period will be the weighted average price of all shares purchased by the independent broker-dealer during that Investment Period. The price will be rounded to four decimal places. The prices determined as described above apply to purchases with reinvested dividends and with initial or optional cash payments.
You have no control over the price, and, in the case of Common Stock purchased in the open market, the time, at which such shares are purchased for your account. Be aware that the price of our Common Stock may rise or fall during the period between requesting a purchase and the actual purchase. You will bear any risk associated with any change in the price of our Common Stock pending completion of a purchase of shares for your account.
12.
  When will you invest my funds under the Plan?
Dividend Reinvestments.   We will invest dividends reinvested under the Plan on the dividend payment dates (generally at or near the last business day of each fiscal quarter) or the first business day following a payment date.
Automatic Investment Option.   If you participate in the automatic investment option, your bank will deduct your investment from your bank account and transfer it to us on the 12th day of the month, and we will invest funds on the next available investment date, which is the 15th day of the month. If the investment date falls on a Saturday, Sunday or Holiday, then funds will be invested on the next business day shares are traded.

Optional Cash Payments.   We will make purchases for optional cash payments twice each month. We will invest funds received on or before the 12th day or the 27th day of the month during the next Investment Period in that month (which generally commences on or about the 15th day and the 30th day of the month, respectively). Funds received after the 12th day or the 27th day of a month will be invested during the second succeeding Investment Period. For example, if we receive the payment on the 13th day of the month, we will not invest it until the second Investment Period in the month which generally commences on the 30th day of the month. If the 15th or 30th day falls on a Saturday, Sunday or Holiday, the investment will be made on the next business day shares are traded.
The independent broker-dealer may begin making open market purchases prior to the applicable Investment Period and, at its discretion, may purchase the shares over a period of several days in order to minimize price fluctuations.
The independent broker-dealer will use its best efforts to apply all initial and optional cash payments to the purchase of our Common Stock within 35 days of receipt of the funds by us and will use its best efforts to invest all dividends for the purchases within 30 days of the dividend payment date, subject to any applicable requirements of federal securities laws relating to the timing and manner of purchases of our Common Stock under the Plan. Any dividends we do not use within 30 days of their payment to buy shares of our Common Stock will be returned to you, and we shall return to you any other funds not used to buy such shares within 35 days of receipt.
13.
  How many shares will you purchase for me during each Investment Period?
The number of shares, including fractional shares, purchased will depend on the amount of dividends and the amount of optional cash payments, if any, which we are investing during the Investment Period and on the price of the shares determined as provided in the answer to Question 11. You cannot direct the purchase of a specific number of shares for your Plan account or prices at which shares are purchased.
14.
  Do I incur any fees or expenses?
Typically, the Company bears the costs of administering the Plan. When the Company opts to use newly issued shares in the Plan, you will not pay any brokerage commissions. If, however, we opt in the future to use an independent broker-dealer to purchase shares on the open market, you will be responsible for service charges and brokerage commissions. You may be assessed a service change for any additional statements of account that you request, other than the most recent statement of account mailed to you. In addition, the Administrator reserves the right to impose a charge for any additional services requested by a participant. Finally, each sale of shares from the Plan will incur a service charge of $10.00 and brokerage commissions of $0.10 per share.

15.
  Can I withdraw or sell shares held in my Plan account without terminating my participation in the Plan?
You may at any time direct us to issue certificates or sell any number of shares held in your Plan account by furnishing a written request to our transfer agent as follows:
To Receive Certificates for Shares:
Your written request must indicate the number of shares to be certificated from your Plan account. All registered owners of the Plan account must sign the request. We do not require guarantees of signatures. You may also request the issuance of shares online at www.amstock.com or via the toll-free number 1-866-254-6502.
We will register the certificates for shares withdrawn from the Plan in the same name or names as shown on the account registration. Upon request, we can register the certificates in a different name. In that case, all registered owners must sign the request and an entity participating in the Securities Transfer Agents Medallion Program (STAMP) must guarantee their signatures (see Question 16).
We will issue to you without charge certificates for shares withdrawn from the Plan. We will not issue certificates for fractions of shares under any circumstances. As described further in the answer to Question 18, fractional shares will be grouped with other shares, sold and paid in cash.
If you participate in the Plan under the Full Dividend Reinvestment option, we will continue to reinvest dividends on any shares you withdraw from the Plan in certificated form. If you participate in the Plan under the Partial Dividend Reinvestment option, we will continue to remit to you dividends on the number of shares indicated on your Enrollment Form. If you participate in the Plan under the No Reinvestment option, we will pay dividends on the shares you withdraw from the Plan in certificated form by check.
To Sell Shares:
Your request to sell shares can be in writing, must indicate the number of shares to be sold from your Plan account, and must bear the signature of all registered owners. You may utilize the tear off transaction request form attached to the bottom of your dividend reinvestment statement. You can also sell shares online at www.amstock.com or via the toll-free number 1-866-254-6502. Sales received via the toll-free number or the internet by 4:00 pm Eastern or by direct mail by 12:00 noon will generally be sold the next business day shares are traded. Sales will be executed through an independent broker-dealer on behalf of the participants. We will remit to you the proceeds of the sale, less any transaction fee and brokerage commission on the settlement date of the sale. We will allocate brokerage commissions to you based on the rates we negotiated with the Plan administrator, as described above in the answer to Question 14.
We will accumulate sale requests from participants and, approximately every five business days, will submit a sale request to the independent broker-dealer on behalf of those participants. We will remit to you the proceeds of the sale, less brokerage commission. We will allocate brokerage commissions to you based on the rate we negotiate with the independent broker-dealer, which may be more or less than you would have paid if you had withdrawn the shares from the Plan and arranged to sell your shares through a broker.
The price of our Common Stock may rise or fall during the period between requesting a sale and the actual sale. You will bear any risk associated with any change in price.
As an alternative to selling your shares under the Plan, you may withdraw your shares from the Plan, as described above, and arrange to sell your shares through your self-selected broker.
You are required to maintain a balance of one or more full shares of common stock or we may terminate your plan account. We will treat a request to sell all shares held in your account as a termination of your account.
16.
  May I gift, transfer, or pledge my shares held in the Plan?
You may transfer the ownership of some or all of your Plan shares, including shares held in safekeeping, by mailing to our transfer agent a properly executed stock assignment form, which you may obtain from the transfer agent or a financial institution, with a Medallion Signature Guarantee for all owners and a letter of instruction. You may transfer shares to new or existing stockholders.
Unless otherwise instructed, the transfer agent will retain the shares. The new participant will receive a transaction confirmation showing the number of shares transferred and total shares held in his or her Plan account.
You may not pledge your shares held under the Plan.
17.
  If I sell or transfer a portion of my shares, will this terminate my participation in the Plan or my dividend reinvestment election?
If you sell or transfer a portion of your shares held under the Plan, this will not terminate your participation in the Plan with respect to your remaining shares. If you participate in the Plan under the Full Dividend Reinvestment option, we will continue to reinvest dividends on your remaining shares. If you participate in the Plan under the Partial Dividend Reinvestment option, we will continue to remit to you dividends on the number of shares indicated on your Enrollment Form (not to exceed the number of your remaining shares). If you participate in the Plan under the No Reinvestment option, we will pay dividends on your remaining shares.
You are required to maintain a balance of one or more full shares of common stock or we may terminate your plan account. We will treat a request to sell all shares held in your account as a request to terminate your account.
18.
  How and when may I terminate participation in the Plan?
You may terminate participation in the Plan at any time by notifying our transfer agent in writing. Your notification should include instructions as to whether we are to withdraw the shares from the Plan and issue them to you in certificated form or to sell the shares through the

Plan. We will withdraw whole shares in certificated form or sell the shares as described in the answer to Question 15, under To Sell Shares. When we terminate your account, we will make a cash payment for any fractional shares remaining in the account. We will not issue a fractional share in certificated form, but we will group the fractional shares with other fractional shares and sell them using the procedure for sale of whole shares described in the answer to Question 15, under To Sell Shares.
If you have elected to receive full or partial dividend reinvestment and we receive your request to terminate Plan participation at least three days prior to when dividends would be paid (March, June, September or December), we will pay to you in cash any dividend and any optional cash payments which would otherwise have been invested during the next Investment Period. If we receive this request to terminate Plan participation less than three days prior to when dividends would be paid (March, June, September or December), we will invest any dividend and any optional cash payments scheduled to be invested in accordance with your previously existing election and then terminate your enrollment in the Plan. We will pay all future dividends on shares registered in your name to you.
We may terminate your participation in the Plan after mailing a Notice of Intention to Terminate to you at the address which appears on our records.
19.
  When may I rejoin the Plan?
Generally, you may again become a participant at any time subject to the eligibility requirements (see answer to Question 4). However, we reserve the right to reject any Enrollment Form from a previous participant on the grounds of excessive joining and termination. Such reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service. If you fail to elect the appropriate box on the enrollment form, we will assume full reinvestment of dividends and will code your account accordingly.
CERTIFICATES FOR SHARES — ACCOUNTS — REPORTS
20.
  Will I receive certificates for shares purchased?
We will not automatically deliver certificates to you for shares purchased under the Plan. We will credit the shares purchased for you to your Plan account and will show them on your statement of account. However, if you wish to obtain certificates for any number of whole shares credited to your account, without terminating your account, you may do so in the manner described in the answer to Question 15, under To Receive Certificates for Shares.
21.
  In whose name will you maintain accounts and in whose name will you register certificates when issued?
We will maintain your Plan account in the name or names which appear on our stockholder records.
We will register certificates for shares when issued to you, in the name or names in which we maintain your account. We will issue certificates in such other name(s) as you may request as described in the answer to Question 15, under To Receive Certificates for Shares.

22.
  May I transfer certificates for shares of my Common Stock registered in my name into a Plan account for safekeeping?
To provide for safekeeping, you may transfer certificates for shares of our Common Stock registered in your name into a Plan account. You should forward the certificates for those shares along with an Enrollment Form to our transfer agent, with a letter instructing us to transfer the shares to your Plan account. Do not endorse the certificates.
We strongly recommend that you send any certificates mailed to our transfer agent by registered mail or through a nationally-recognized delivery service and insure the certificates. We reserve the right to limit the number of shares which we will hold for safekeeping and to set minimum time periods for retention of shares under the Plan. You may sell or withdraw additional shares deposited under the Plan as described under Question 15.
We will transfer the shares of our Common Stock deposited for safekeeping to our transfer agent as custodian for you and credited to your Plan account. Thereafter, we will treat such shares of Common Stock in the same manner as shares of Common Stock purchased under the Plan and credited to your account. We will pay to you, or reinvest in shares of Common Stock in accordance with the reinvestment election designated on your Enrollment Form, dividends paid on shares of Common Stock credited to your account that you deposited into the Plan for safekeeping.
23.
  What reports and other information will you send to me?
You will receive a transaction confirmation after any optional cash payment has been converted to additional shares to be held in your plan account.
You will also receive a quarterly year-to-date investment statement within 10 business days following the dividend payable date. The statement will reflect year-to-date transactions such as:
•
  shares purchased with a dividend (reinvestment),
•
  shares purchased with optional cash payments,
•
  shares deposited for safekeeping,
•
  shares transferred,
•
  partial withdrawals, and
•
  plan termination.
The statements provide a continuous record of transactions and you should retain them for income tax purposes (see “Federal Income Tax Consequences” below). You will also receive copies of any amendments or supplements to the Prospectus relating to the Plan and will receive the same communications as any other stockholder, including annual reports, notices of annual meetings, and proxy statements. See also “Available Information” on page 25.

OTHER INFORMATION
24.
  What happens if Pepco Holdings, Inc. issues a stock dividend, declares a stock split, or has a rights offering?
We will credit to your account any shares we distribute as a stock dividend on shares (including fractional shares) credited to your account under the Plan, or upon any split of such shares. We will mail directly to you stock dividends or splits distributed on all other shares held by you and registered in your own name. In a rights offering, we will base entitlement upon your total holdings, including those holdings credited to your account under the Plan. We or the independent broker-dealer will sell common stock purchase rights applicable to shares credited to your account under the Plan, credit the proceeds to your account under the Plan, and apply the proceeds to the purchase of shares during the next Investment Period.
If you wish to exercise, transfer, or sell any common stock purchase rights applicable to the shares credited to your account under the Plan, you must request, prior to the record date for the issuance of any such rights, that we transfer the whole shares credited to your account from the account and register them in your name.
We reserve the right to suspend transaction processing until the completion of any stock dividend, stock split or corporate action.
25.
  How will my shares be voted at meetings of stockholders?
Shares credited to your Plan account will be voted in accordance with the proxy card which we will furnish to you. You can vote your shares as described in the proxy statement. If you do not complete and return your proxy card as provided in the proxy statement, your shares will not be voted.
26.
  What is the responsibility of Pepco Holdings, Inc. under the Plan?
In administering the Plan, neither we, nor our transfer agent, nor the independent broker-dealer, nor any agent or affiliate of either of them, will be liable for any act done in good faith, or for any good faith omission to act, including without limitation, any claim of liability arising out of failure to terminate your account upon your death prior to the receipt of notice in writing of such death. However, this provision does not extend to liability resulting from violation of the federal securities laws.
You should recognize that neither we, nor our transfer agent, nor the independent broker-dealer can assure you of a profit or protect you against a loss on shares purchased under the Plan. We are also not responsible for failing to sell shares at a price that the participant desires.
27.
  Who interprets and regulates the Plan?
We have the sole right to interpret and regulate the Plan and make all decisions thereunder.

28.
  Can we suspend, modify, or terminate the Plan?
We have the right to suspend, modify, or terminate the Plan at any time and from time to time without advance notice to any participant. We will generally provide notice on our web site of any suspension, material modification, or termination of the Plan. In the event of any termination of the Plan, we will deliver to you certificates for whole shares credited to your account under the Plan. We will make a cash payment for any fractional shares based on the average of the high and low prices of our Common Stock reported on the New York Stock Exchange on the next day on which the Common Stock trades on the New York Stock Exchange following the date of termination of the Plan.
29.
  Will the shares be subject to further calls or to assessment?
The shares of our Common Stock that we are offering pursuant to the Prospectus will, upon full payment of the purchase price therefor, be fully paid and nonassessable.

FEDERAL INCOME TAX CONSEQUENCES
The following is a brief summary of the U.S. federal income tax considerations of transactions under the Plan, based on current U.S. federal income tax laws, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect or existence as of the date of this prospectus. We have not sought, nor do we intend to seek, any ruling from the Internal Revenue Service with respect to the statements made in this section. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences. Moreover, the tax effects of participation in the Plan may vary depending on the facts and circumstances pertaining to each participant. You should consult your own tax advisor with respect to your individual tax position and the effect of any legislative revisions on such position.
ANY DISCUSSION OF U.S. TAX ISSUES SET FORTH IN THIS PROSPECTUS WAS WRITTEN IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS PROSPECTUS. SUCH DISCUSSION WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY ANY PERSON FOR THE PURPOSE OF AVOIDING ANY TAX PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON. EACH PARTICIPANT SHOULD SEEK ADVICE BASED ON HIS OR HER PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
In general, if you reinvest your dividends in shares of our Common Stock, you will be treated for federal income tax purposes as having received a taxable dividend equal to the cash dividend reinvested. Your share of brokerage fees and commissions paid by us, if any, will be additional taxable income to you, and would also be included in your tax basis of your shares.
Shares of our Common Stock purchased with reinvested dividends will have a tax basis equal to the amount of dividends reinvested, increased by any brokerage fees reported as taxable income to the participant. The holding period for these shares begins on the day following the “transaction date.” The transaction date is the date all purchases are completed with respect to a particular Investment Period.
Shares purchased with optional cash payments have a tax basis equal to the amount of those payments, increased by the amount of brokerage fees, if any, reported as taxable income to the participant with respect to those shares. The holding period for the shares begins on the day following the transaction date.
You will not recognize any additional taxable income when you withdraw whole shares from your accounts. You will recognize a gain or loss when you sell or exchange whole shares acquired under the Plan either through the Plan at your request or after withdrawal. You will also recognize a gain or loss when you receive cash payments for fractional shares credited to your accounts upon withdrawal from or termination of the Plan. The amount of a gain or loss is the difference between the amount which you receive for your fractional shares and your tax basis. Such a gain or loss will generally be a capital gain or loss. The gain or loss will be treated as any other capital gain/loss to you.

If you are a foreign stockholder whose dividends are subject to United States income tax withholding or a domestic stockholder subject to backup tax withholding, we will deduct the tax required to be withheld from the amount of any cash dividend otherwise to be applied to the purchase of shares for your account under the Plan, and will apply the balance of the dividend to the purchase of shares. Since the withholding tax applies also to a dividend on shares credited to the Plan account, we will apply only the net dividend on shares to the purchase of additional stock. Regular statements sent to you will indicate the amount of tax withheld. Likewise, if you sell shares or terminate from the Plan and are subject to backup or other withholding, you will receive only the net proceeds from the sale or termination as required by the Internal Revenue Code and Internal Revenue Service regulations. We cannot refund withholding amounts.

PLAN OF DISTRIBUTION
We are offering up to 6,500,000 shares of our Common Stock pursuant to the Plan with this prospectus. The terms of the Plan provide for the purchase of shares of our Common Stock, either newly issued shares or treasury shares, directly from us, or, at our option, by an independent broker-dealer on the open market. As of the date of this prospectus, we are issuing new shares of our Common Stock for purchase under the Plan. We may not change our determination regarding the source of purchases of shares under the Plan more than once in any calendar quarter. The primary consideration in determining the source of shares of Common Stock to be used for purchases under the Plan is expected to be our desire or need to increase equity capital. If we do not desire or need to raise equity funds externally, we will have an independent broker-dealer purchase shares of our Common Stock under the Plan in the open market, subject to the limitation on changing the source of shares of Common Stock.
Participants will bear applicable taxes incurred on such commissions. There will be no brokerage commissions or related service charges for newly issued or treasury shares of our Common Stock purchased directly from us. Participants will be responsible for service charges and brokerage commissions if we opt in the future to use an independent broker-dealer to purchase shares on the open market. Participants will bear the cost of brokerage commissions, related service charges, and any applicable taxes incurred on all sales of shares of our Common Stock made in the open market. We will include these costs as adjustments to sales and purchase prices.

IMPORTANT CONSIDERATIONS
We created the Direct Stock Purchase and Dividend Reinvestment Plan to provide a useful service for our stockholders and for capital raising. We are not recommending that you buy or sell our Common Stock, and we are not providing any other investment advice to you. You should use the Plan only after you have independently researched your investment decision.
The value of our Common Stock may go up or down from time to time. No government agency, nor anyone else, insures Plan accounts or the value thereof.
The Plan does not have any effect on our dividend policy, which is subject to the discretion of our board of directors. We make no representation as to the declaration of future dividends or the rate at which dividends may be paid, since they necessarily depend upon our future earnings, financial requirements, and other factors.
The annual dividend rate on our common stock is determined by our board of directors on a quarterly basis and takes into consideration, among other factors, current and possible future developments that may affect our income and cash flows.
Pepco Holdings, Inc. (‘‘PHI’’), on a stand-alone basis, generates no operating income of its own. Accordingly, our ability to pay dividends to our stockholders depends on dividends received from our subsidiaries. In addition to their future financial performance, the ability of each of our direct and indirect subsidiaries to pay dividends is subject to limits imposed by: (i) state corporate laws, which impose limitations on the funds that can be used to pay dividends and when such dividends can be paid, and, in the case of Atlantic City Electric, the regulatory requirement that it obtain the prior approval of the New Jersey Board of Public Utilities before dividends can be paid if its equity as a percent of its total capitalization, excluding securitization debt, falls below 30%; (ii) the prior rights of holders of existing and future mortgage bonds and other long-term debt issued by the subsidiaries, and any preferred stock that may be issued by the subsidiaries in the future, (iii) any other restrictions imposed in connection with the incurrence of liabilities; and (iv) certain provisions of Atlantic City Electric’s charter that impose restrictions on payment of common stock dividends for the benefit of preferred stockholders. None of our utility subsidiaries currently have shares of preferred stock outstanding.

USE OF PROCEEDS
Since purchases of Common Stock under the Plan may be purchases of (1) newly issued shares of Common Stock, (2) shares of Common Stock held in treasury, or (3) shares of Common Stock purchased in the open market, we do not know the number of shares of Common Stock, if any, that we ultimately will sell under the Plan. We will not receive any proceeds from the sale of shares under the Plan that are acquired on the open market. Proceeds from sales of newly issued or treasury shares of Common Stock will be used for general corporate purposes.

AVAILABLE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at (800) SEC-0330. Our common stock is listed on the New York Stock Exchange under the ticker symbol “POM.” You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) prior to the completion of the sales of the securities offered hereby.
•
  Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013 (File No. 001-31403);
•
  Our Current Report on Form 8-K (File No. 001-31403), filed with the SEC on August 30, 2013 to reflect the classification of the former Pepco Energy Services retail electric and natural gas supply businesses as discontinued operations and which revises and supersedes (i) our consolidated financial statements for each of the years ended December 31, 2012, 2011 and 2010 and certain of the accompanying notes included in the 2012 Form 10-K, and (ii) Management’s Discussion and Analysis of Financial Condition and Results of Operations and certain other financial information included in the 2012 Form 10-K;
•
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 3, 2013 (File No. 001-31403);
•
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 7, 2013 (File No. 001-31403);

•
  Our Current Reports on Form 8-K filed with the SEC on January 11, 2013, February 21, 2013, March 4, 2013, March 28, 2013, May 17, 2013, June 24, 2013, July 16, 2013, July 31, 2013 and August 1, 2013 (File No. 001-31403); and
•
  The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on July 23, 2002 (File No. 001-31403), registering the common stock under Section 12(b) of the Exchange Act and any amendment or report subsequently filed for the purpose of updating such description.
If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Corporate Secretary. Our telephone number is (202) 872-2000.
Current filings are also available on our Web site at http://www.pepcoholdings.com. Information contained on our Web site is not a part of this prospectus, and any Web site references contained in this Prospectus are intended to be made only through inactive hyperlinks.
LEGAL MATTERS
Unless otherwise specified in the prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by Kevin C. Fitzgerald, Esq., our Executive Vice President and General Counsel. As of the date of this prospectus, Mr. Fitzgerald beneficially owns 1,083 shares of our common stock and 60,856 time-vested restricted stock units.
EXPERTS
The financial statements and financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Pepco Holdings, Inc.’s Current Report on Form 8-K dated August 30, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Pepco Holdings, Inc.
Direct Stock Purchase and Dividend Reinvestment Plan
Prospectus
6,500,000 Shares of Common Stock
($0.01 Par Value)
TRANSFER AGENT AND REGISTRAR
Mailing Address:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219-9821
Telephone:
866-254-6502
Internet Address:
www.amstock.com
Electronic Mail Address:
pepco@amstock.com

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:

SEC Registration fee	$16,854.27
NYSE Listing fees	38,000.00
Printing	10,000.00
Accounting fees	5,000.00
Miscellaneous	10,000.00
Total	$79,854.27
ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
(A)   INDEMNIFICATION
PHI’s Restated Certificate of Incorporation, or the certificate of incorporation, provides that, in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL, no director of PHI shall be personally liable to PHI or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to PHI or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. This elimination and limitation of liability shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director’s term or terms of office, and no amendment, repeal or modification of this provision shall apply to or have any effect on the liability or alleged liability of any director of PHI for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.
Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful.
Under Section 145 of the DGCL, a corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was a director or officer against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.
Under Section 145 of the DGCL, a corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding against expenses (including attorneys’ fees) actually and reasonably incurred by such person.
Under PHI’s certificate of incorporation, with respect to an officer, director or employee of PHI, PHI shall indemnify, and with respect to any other individual PHI may indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or the person of whom he or she is the legal representative, is, or was, a director, officer, employee or agent of PHI or is or was serving at the request of PHI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits PHI to provide broader indemnification rights than the DGCL permitted PHI to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as otherwise provided in the certificate of incorporation, PHI shall not be required to indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless initiation of such proceeding (or part thereof) was authorized in advance by PHI’s board of directors. Any indemnification under this provision (unless ordered by a court) shall be made by PHI only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the DGCL. This right to indemnification includes the right to be paid by PHI the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director, officer, employee or agent in his or her capacity as a director, officer, employee or agent of PHI (and not in any other capacity in which service was or is rendered by such person while a director, officer, employee or agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to PHI of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under this provision of PHI’s certificate of incorporation or otherwise. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this provision are not exclusive of any other right which any person may have or hereafter acquire under any statute, other provision of PHI’s certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.
(B)   INSURANCE
PHI maintains a directors’ and officers’ liability insurance policy, which provides coverage for certain liability and expenses incurred by its directors and officers and those of its subsidiaries, including Pepco, DPL and ACE, by reason of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or omission actually or allegedly caused, committed or attempted by such directors or officers while acting in their capacity as such, or claimed against them solely by reason of their being directors or officers. The policy also provides coverage, under certain circumstances, to PHI and its subsidiaries for amounts (including defense costs) paid to any covered director or officer thereof as indemnification required or permitted to be paid under applicable law arising from a claim first made against such directors and officers while they were acting in their respective capacities as such. The policy contains certain exclusions, including without limitation (i) dishonest, criminal or malicious acts or omissions, (ii) intentional fraud, (iii) self-dealing, (iv) dealing for self-enrichment, (v) knowing or intentional violations of a statute or regulation and (vi) claims brought by or on behalf of the corporation (other than a derivative action brought by independent persons).
ITEM 16.   EXHIBITS.

Exhibit No.	Description of Exhibit and Reference
4.1	Restated Certificate of Incorporation of the Registrant*
4.2	Amended and Restated Bylaws of the Registrant **
4.3	Direct Stock Purchase Plan and Dividend Reinvestment Plan (included in this Registration Statement as the Prospectus)
5	Opinion of Kevin C. Fitzgerald, Esq.***
23.1	Consent of Independent Registered Public Accounting Firm***
23.2	Consent of Kevin C. Fitzgerald, Esq. (included in Exhibit 5)
24	Power of Attorney (included on Signature Page)

*
  Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K, 3/13/2006.
**
  Incorporated by reference to Exhibit 3.6 to the Registrant’s Form 10-K, 3/1/2013.

***
  Filed herewith.
ITEM 17.   UNDERTAKINGS.
(a)
  The undersigned registrant hereby undertakes:
(1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Pepco Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 30th day of August, 2013.
PEPCO HOLDINGS, INC.
By:
  /s/ JOSEPH M. RIGBY

  Joseph M. Rigby, Chairman of the Board,
  President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frederick J. Boyle, Kevin C. Fitzgerald and Jane K. Storero, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable Pepco Holdings, Inc. to comply with the provisions of the Securities Act and all requirements of the SEC as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that each of the said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

PEPCO HOLDINGS, INC. (Registrant)
August 30, 2013	By:	/s/ JOSEPH M. RIGBY Joseph M. Rigby Chairman of the Board, President and Chief Executive Officer
August 30, 2013	By:	/s/ FRED BOYLE Frederick J. Boyle Senior Vice President and Chief Financial Officer (principal financial officer)
August 30, 2013	By:	/s/ R.K. CLARK Ronald K. Clark Vice President and Controller (principal accounting officer)

Signature	Title	Date
/s/ J.B. DUNN Jack B. Dunn, IV	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ H. RUSSELL FRISBY, JR. H. Russell Frisby, Jr.	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ T.C. GOLDEN Terence C. Golden	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ PATRICK T. HARKER Patrick T. Harker	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ FRANK O. HEINTZ Frank O. Heintz	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ BARBARA J. KRUMSIEK Barbara J. Krumsiek	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ GEORGE F. MacCORMACK George F. MacCormack	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ LAWRENCE C. NUSSDORF Lawrence C. Nussdorf	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ PATRICIA A. OELRICH Patricia A. Oelrich	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ FRANK ROSS Frank K. Ross	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ PAULINE A. SCHNEIDER Pauline A. Schneider	Director, Pepco Holdings, Inc.	August 30, 2013
/s/ LESTER P. SILVERMAN Lester P. Silverman	Director, Pepco Holdings, Inc.	August 30, 2013

Index to Exhibits Filed Herewith

Exhibit Number	Description
4.3	Direct Stock Purchase and Dividend Reinvestment Plan (included in this Registration Statement as the prospectus)
5	Opinion of Kevin C. Fitzgerald, Esq.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Kevin C. Fitzgerald, Esq. (included in Exhibit 5 hereto)
24	Power of Attorney (included on signature page)